RIVERSOURCE GLOBAL SERIES, INC.


EXHIBIT 77C

RESULTS OF MEETING OF SHAREHOLDERS

Columbia Absolute Return Currency and Income Fund, Columbia Emerging Markets Bond Fund, Columbia Emerging Markets Opportunity Fund, Columbia Global Bond Fund, Columbia Global Equity Fund, Columbia Global Extended Alpha Fund and Threadneedle Global Equity Income Fund

SPECIAL MEETING OF SHAREHOLDERS HELD ON FEBRUARY 15, 2011
(UNAUDITED)

A brief description of the proposals voted upon at the meeting and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal are set forth below. A vote is based on total dollar interest in a Fund.

RiverSource Global Series, Inc. - on behalf of Columbia Absolute Return Currency and Income Fund, Columbia Emerging Markets Bond Fund, Columbia Emerging Markets Opportunity Fund, Columbia Global Bond Fund, Columbia Global Equity Fund, Columbia Global Extended Alpha Fund and Threadneedle Global Equity Income Fund PROPOSAL. To elect directors to the Board.*

                             DOLLARS VOTED "FOR"  DOLLARS VOTED "WITHHOLD"  ABSTENTIONS  BROKER NON-VOTES
                             -------------------  ------------------------  -----------  ----------------
01. Kathleen Blatz             1,817,669,100.658            48,013,074.701        0.000             0.000
02. Edward J. Boudreau, Jr.    1,817,929,714.017            47,752,461.342        0.000             0.000
03. Pamela G. Carlton          1,818,407,025.124            47,275,150.235        0.000             0.000
04. William P. Carmichael      1,816,788,150.238            48,894,025.121        0.000             0.000
05. Patricia M. Flynn          1,819,236,829.523            46,445,345.836        0.000             0.000
06. William A. Hawkins         1,817,400,660.894            48,281,514.465        0.000             0.000
07. R. Glenn Hilliard          1,817,684,775.513            47,997,399.846        0.000             0.000
08. Stephen R. Lewis, Jr.      1,817,358,614.376            48,323,560.983        0.000             0.000
09. John F. Maher              1,819,011,976.785            46,670,198.574        0.000             0.000
10. John J. Nagorniak          1,817,790,462.054            47,891,713.305        0.000             0.000
11. Catherine James Paglia     1,818,829,769.236            46,852,406.123        0.000             0.000
12. Leroy C. Richie            1,817,440,215.921            48,241,959.438        0.000             0.000
13. Anthony M. Santomero       1,817,899,297.744            47,782,877.615        0.000             0.000
14. Minor M. Shaw              1,818,527,731.929            47,154,443.430        0.000             0.000
15. Alison Taunton-Rigby       1,817,270,437.499            48,411,737.860        0.000             0.000
16. William F. Truscott        1,818,341,017.769            47,341,157.590        0.000             0.000

--------
* All dollars of RiverSource Global Series, Inc. are voted together as a single class for the election of directors.

RiverSource Global Series, Inc. - on behalf of Columbia Absolute Return Currency and Income Fund, Columbia Emerging Markets Bond Fund, Columbia Emerging Markets Opportunity Fund, Columbia Global Bond Fund, Columbia Global Equity Fund, Columbia Global Extended Alpha Fund and Threadneedle Global Equity Income Fund

PROPOSAL. To approve a proposed amendment to the Articles of Incorporation.*

DOLLARS VOTED "FOR"       DOLLARS VOTED "AGAINST"        ABSTENTIONS         BROKER NON-VOTES
-------------------       -----------------------       --------------       ----------------
  1,794,994,933.315                39,083,879.603       31,603,190.771                171.670

--------
* All dollars of RiverSource Global Series, Inc. are voted together as a single class for the amendment to the Articles of Incorporation.

Columbia Absolute Return Currency and Income Fund

PROPOSAL. To approve a proposed Agreement and Plan of Redomiciling.

DOLLARS VOTED "FOR"       DOLLARS VOTED "AGAINST"        ABSTENTIONS         BROKER NON-VOTES
-------------------       -----------------------       --------------       ----------------
    100,880,447.750                 1,933,294.369        2,664,945.374         57,237,816.170

Columbia Absolute Return Currency and Income Fund

PROPOSAL. To approve a proposed Investment Management Services Agreement with Columbia Management Investment Advisers, LLC.

DOLLARS VOTED "FOR"       DOLLARS VOTED "AGAINST"        ABSTENTIONS         BROKER NON-VOTES
-------------------       -----------------------       --------------       ----------------
    100,815,809.624                 2,207,267.605        2,455,610.265         57,237,816.170

Columbia Emerging Markets Bond Fund

PROPOSAL. To approve a proposed Agreement and Plan of Redomiciling.

DOLLARS VOTED "FOR"       DOLLARS VOTED "AGAINST"        ABSTENTIONS         BROKER NON-VOTES
-------------------       -----------------------       --------------       ----------------
    149,039,168.330                 3,269,419.495        4,635,862.636         79,910,714.440

Columbia Emerging Markets Bond Fund

PROPOSAL. To approve a proposed Investment Management Services Agreement with Columbia Management Investment Advisers, LLC.

DOLLARS VOTED "FOR"       DOLLARS VOTED "AGAINST"        ABSTENTIONS         BROKER NON-VOTES
-------------------       -----------------------       --------------       ----------------
    149,038,893.477                 3,591,504.112        4,314,064.023         79,910,703.290

Columbia Emerging Markets Opportunity Fund

PROPOSAL. To approve a proposed Agreement and Plan of Redomiciling.

DOLLARS VOTED "FOR"       DOLLARS VOTED "AGAINST"        ABSTENTIONS         BROKER NON-VOTES
-------------------       -----------------------       --------------       ----------------
    434,193,965.244                16,601,921.661       12,322,547.940        116,213,819.350

Columbia Emerging Markets Opportunity Fund

PROPOSAL. To approve a proposed Investment Management Services Agreement with Columbia Management Investment Advisers, LLC.

DOLLARS VOTED "FOR"       DOLLARS VOTED "AGAINST"        ABSTENTIONS         BROKER NON-VOTES
-------------------       -----------------------       --------------       ----------------
    433,287,441.296                17,866,524.041       11,964,432.669        116,213,856.190

Columbia Global Bond Fund

PROPOSAL. To approve a proposed Agreement and Plan of Redomiciling.

DOLLARS VOTED "FOR"       DOLLARS VOTED "AGAINST"        ABSTENTIONS         BROKER NON-VOTES
-------------------       -----------------------       --------------       ----------------
    374,906,709.799                11,220,562.634       12,488,031.412         76,748,208.360

Columbia Global Bond Fund
PROPOSAL. To approve a proposed Investment Management Services Agreement with Columbia Management Investment Advisers, LLC.

DOLLARS VOTED "FOR"       DOLLARS VOTED "AGAINST"        ABSTENTIONS         BROKER NON-VOTES
-------------------       -----------------------       --------------       ----------------
    374,847,059.113                12,266,005.172       11,502,253.559         76,748,194.360

Columbia Global Bond Fund
PROPOSAL. To approve a proposal to authorize Columbia Management Investment Advisers, LLC to enter into and materially amend subadvisory agreements in the future, with the approval of the Fund's Board, but without obtaining shareholder approval.

DOLLARS VOTED "FOR"       DOLLARS VOTED "AGAINST"        ABSTENTIONS         BROKER NON-VOTES
-------------------       -----------------------       --------------       ----------------
    364,273,216.813                21,660,435.634       12,681,644.396         76,748,215.360

Columbia Global Equity Fund
PROPOSAL. To approve a proposed Agreement and Plan of Redomiciling.

DOLLARS VOTED "FOR"       DOLLARS VOTED "AGAINST"        ABSTENTIONS         BROKER NON-VOTES
-------------------       -----------------------       --------------       ----------------
    295,195,387.174                10,994,976.735        9,493,652.158         51,706,205.310

Columbia Global Equity Fund
PROPOSAL. To approve a proposed Investment Management Services Agreement with Columbia Management Investment Advisers, LLC.

DOLLARS VOTED "FOR"       DOLLARS VOTED "AGAINST"        ABSTENTIONS         BROKER NON-VOTES
-------------------       -----------------------       --------------       ----------------
    295,960,843.209                11,008,814.590        8,714,365.527         51,706,198.050

Columbia Global Extended Alpha Fund
PROPOSAL. To approve a proposed Agreement and Plan of Redomiciling.

DOLLARS VOTED "FOR"       DOLLARS VOTED "AGAINST"       ABSTENTIONS          BROKER NON-VOTES
-------------------       -----------------------       --------------       ----------------
      7,567,930.746                    42,490.681           20,171.208          2,261,074.160

Columbia Global Extended Alpha Fund
PROPOSAL. To approve a proposed Investment Management Services Agreement with Columbia Management Investment Advisers, LLC.

DOLLARS VOTED "FOR"       DOLLARS VOTED "AGAINST"        ABSTENTIONS         BROKER NON-VOTES
-------------------       -----------------------       --------------       ----------------
      7,554,577.590                    55,843.837           20,171.208          2,261,074.160

Threadneedle Global Equity Income Fund
PROPOSAL. To approve an Agreement and Plan of Reorganization between Threadneedle Global Equity Income Fund and Columbia Global Equity Fund.

DOLLARS VOTED "FOR"       DOLLARS VOTED "AGAINST"        ABSTENTIONS         BROKER NON-VOTES
-------------------       -----------------------       --------------       ----------------
     26,918,676.995                   807,405.939          777,242.079          5,629,527.210